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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                FILED PURSUANT TO SECTION 12, 13, OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): June 6, 1999




                           JEVIC TRANSPORTATION, INC.
                 (Exact name of issuer as specified in charter)




          NEW JERSEY                   000-23095              23-2373402
(State or other Jurisdiction of       Commission           (I.R.S. Employer
Incorporation or Organization)        File Number       Identification Number)


                    600 CREEK ROAD, DELANCO, NEW JERSEY 08075
                    (Address of principal executive offices)


                                 (609) 461-7111
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

         On June 6, 1999, Jevic Transportation, Inc. (the "Company") entered into an Agreement and Plan of Merger ("Merger Agreement") under which JPF Acquisition Corp., a wholly-owned subsidiary of Yellow Corporation ("Yellow"), will commence a tender offer to acquire all shares of the Company at a cash price of $14 per share. Upon completion of the tender offer and a subsequent merger with JPF Acquisition Corp., the Company will become a wholly-owned subsidiary of Yellow.

         The value of the acquisition, including debt assumption, is approximately $200 million. It will be financed through cash on hand at Yellow and existing Yellow debt facilities and could be completed early in the third quarter of 1999. Completion of the tender offer and subsequent merger is subject to certain customary conditions, including the receipt of regulatory approval under the Hart-Scott-Rodino Antitrust Inprovements Act of 1976.

         The Merger Agreement is subject to termination by the Company in the event it receives a financially superior unsolicited third party offer, subject to the payment to Yellow of a termination fee of $4.75 million and reimbursement of up to $1 million of Yellow's expenses, and subject to satisfaction of certain other conditions.

         Certain shareholders and members of management of the Company, holding in the aggregate approximately 53% of the outstanding shares of the Company, entered into a Tender and Voting Agreement, pursuant to which they agreed to tender their shares in the Company and to vote their shares in favor of the tender offer and merger pursuant to the Merger Agreement. This agreement would terminate in the event the Merger Agreement were to terminate.

         A copy of the Merger Agreement and the Tender and Voting Agreement are being filed as exhibits to this Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits

         2.1 Agreement and Plan of Merger, dated as of June 6, 1999, by and among Yellow Corporation, JPF Acquisition Corp., and Jevic Transportation, Inc. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the Company Disclosure Schedule to the Merger Agreement is not being filed as part of this Exhibit 2.1. The Company agrees to furnish supplementally a copy of such Schedule to the Securities and Exchange Commission upon request.

         2.2 Tender and Voting Agreement, dated as of June 6, 1999, among Yellow Corporation, JPF Acquisition Corp., Harry J. Muhlschlegel, Karen B. Muhlschlegel and trusts for their benefit and the benefit of their family members.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                JEVIC TRANSPORTATION, INC.


         Date: June 7, 1999                     By:   /s/ Harry J. Muhlschlegel
                                                   ----------------------------
                                                       Harry J. Muhlschlegel
                                                       Chairman of the Board and
                                                       Chief Executive Officer
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                  EXHIBIT INDEX


EXHIBIT
   NO.                             DESCRIPTION


  2.1             Agreement and Plan of Merger, dated as of June 6, 1999, by and among Yellow Corporation, JPF Acquisition Corp., and Jevic Transportation, Inc.

  2.2             Tender and Voting Agreement, dated as of June 6, 1999, among
             Yellow Corporation, JPF Acquisition Corp., Harry J. Muhlschlegel, Karen B. Muhlschlegel and trusts for their benefit and the benefit of their family members.